Securities and Exchange Commission

Washington, D. C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

October 22, 2004

(Date of earliest event reported)

First Federal Capital Corp

(Exact name of registrant as specified in its charter)

Commission File No. 000-18046

Wisconsin	39-1651288

(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

605 State Street La Crosse, WI	54601

(Address of principal executive offices)	(Zip Code)

(608) 784-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1 through 7. Not Applicable.
Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits
Signatures
Exhibit Index
Press Release

Items 1 through 7. Not Applicable.

Item 8.01. Other Events.

First Federal Capital Corp held a Special Meeting of Shareholders on October 20, 2004. The following matters were voted upon at that meeting:

A proposal to approve and adopt the Agreement and Plan of Merger, dated as of April 27, 2004, as amended, between Associated Banc-Corp and First Federal Capital Corp, and each of the transactions contemplated thereby. The Inspector of Election certified the following vote tabulations:

For	Against	Abstain	Broker Non-Vote
16,133,948.975	689,008.361	60,199.102	0

First Federal Capital Corp is filing as Exhibit 99.1 to this Form 8-K its press release dated October 20, 2004, announcing the shareholder approval of the merger of First Federal Capital Corp by Associated Banc-Corp.

Item 9.01. Financial Statements and Exhibits

(a)	N/A

(b)	N/A

(c)	Exhibit No. Description

99.1	Press Release dated October 20, 2004.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Federal Capital Corp

Date: October 22, 2004	By:	/s/ David J. Reinke
David J. Reinke, Senior Vice
President, and Acting Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated October 20, 2004.